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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
KMG CHEMICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KMG CHEMICALS, INC.
10611 Harwin, Suite 402
Houston, Texas 77036

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

        The Annual Meeting of the Shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on November 19, 2002 at 10:00 a.m.:

        1.    To elect six (6) directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

        2.    To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2003; and

        3.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record at the close of business on October 15, 2002 are entitled to notice of and to vote at this Annual Meeting of Shareholders or any adjournment or postponement thereof.

        All shareholders are cordially invited and urged to attend the Annual Meeting of Shareholders in person. Even if you plan to attend the meeting, you are requested to complete, sign, date and return your proxy in the enclosed addressed envelope. A return of a blank proxy will be deemed a vote in favor of the proposals contained in the Proxy Statement. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                      By Order of the Board of Directors,

                      Roger C. Jackson
                      Secretary
                      October 25, 2002

KMG CHEMICALS, INC.
10611 Harwin, Suite 402
Houston, Texas 77036

PROXY STATEMENT

        This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 19, 2002, at 10:00 a.m., at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, and any adjournment or postponement thereof.

        The matters to be considered and acted upon at the Annual Meeting are described in the foregoing Notice of Annual Meeting and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about October 29, 2002 to all shareholders of record as of October 15, 2002 (the "Record Date"). Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. With respect to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to the other proposals contained in this Proxy Statement, a shareholder may, by checking the appropriate box on the proxy: (i) vote for the proposal; (ii) vote against the proposal; or (iii) abstain from voting on the proposal. The form of proxy is attached to this Proxy Statement as Appendix A.

        Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person.

        If the proxy in the accompanying form is properly executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions thereon. If no instructions are given on the matters to be acted upon, the shares represented by the proxy will be voted: (i) for election of the directors nominated herein; (ii) for the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2003; and (iii) in the discretion of the proxy holders as to any business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING RIGHTS

        Only holders of record of outstanding shares of Common Stock at the close of business on the Record Date are entitled to one vote for each share held on all matters coming before the Annual Meeting or any adjournment or postponement thereof. There were 7,512,981 shares of Common Stock outstanding and entitled to vote on the Record Date.

VOTING REQUIREMENTS

        To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company, the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy is required.

ELECTION OF DIRECTORS

Nominees for Director

        The nominees for directors are the current directors. Each director of the Company will serve until the next annual meeting of shareholders or until his successor is elected and qualified. Set forth below is a description of the backgrounds of the nominees for director.

        David L. Hatcher, age 59, has served as a director and President of the Company since its acquisition of KMG-Bernuth, Inc. ("KMG") in October 1996. Mr. Hatcher has also served as a director and President of KMG since 1985. Mr. Hatcher has worked in the wood treating industry since 1980 for predecessors and affiliates of KMG in various capacities, including engineer, general manager and President. Mr. Hatcher is an officer and director of KMG de Mexico, S.A. de C.V., KMG's subsidiary. He also serves as a director of Sterling Bancshares, Inc., a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

        George W. Gilman, age 60, has served as a director of the Company since its acquisition of KMG in October 1996 and also served as a director of KMG from 1995 until 1997. Mr. Gilman has served as the Chief Executive Officer, President and as a director of Commerce Securities Corporation, a National Association of Securities Dealers, Inc. member firm, since 1982. He practiced law with the law firm of George Gilman, P.C. from 1986 to 1998 and since 1998 has practiced with the law firm of Wilbanks and Gilman, P.C.

        Fred C. Leonard III, age 57, has served as a director and Secretary of the Company since its acquisition of KMG in October 1996. Mr. Leonard also served as a director of KMG from 1992 until 1997 and served as the Secretary of KMG since 1993. Mr. Leonard has served as the Chairman of the Board, Chief Executive Officer and President of Valves Incorporated of Texas, Inc., a manufacturing company located in Houston, Texas since 1972. Mr. Leonard also serves as an officer of North Star Tours, Inc., a travel agency specializing in tours to Turkey.

        Charles L. Mears, age 63, has served as a director of the Company since November 2001. Mr. Mears retired in 2000 from Occidental Chemical Company as Executive Vice President of the chlor-alkali business. He served in various management positions in that company since 1987, including serving as Senior Vice President of the Industrial Chemicals Division from 1991 until 1995. Mr. Mears began his career with Diamond Shamrock Corporation in 1965 and held various management positions.

        Charles M. Neff, Jr., age 56, has served as a director of the Company since its acquisition of KMG in October 1996. Mr. Neff also served as a director of KMG from 1991 until 1997 and served as Treasurer of KMG from 1993 until 1997. Mr. Neff served as the Chief Executive Officer and President of Houston National Bank, N.A. from 1988 to 1998 and is currently a director and Chief Executive Officer of Sterling Bank-Bayou Bend and President of National Health Capital, Ltd.

        Richard L. Urbanowski, age 66, has served as a director of the Company since August 2000. Mr. Urbanowski retired in 1998 as President and Chief Operating Officer of ISK Biosciences Corporation, a specialty chemicals company selling crop protection chemicals and wood preservative products. Mr. Urbanowski began his career with Diamond Alkali Company where he held various positions in research and development, engineering, operations, production and sales. He is currently a member of the CoAg Advisory Council for the College of Agriculture at Auburn University.

The Board of Directors recommends a vote FOR all nominees for director.

Board of Directors and Committees

        The Board of Directors held five meetings in fiscal 2002. The Board of Directors has three standing committees, an Audit Committee, an Executive Committee and a Compensation Committee. The Audit Committee is composed entirely of non-employee directors.

        The members of the Audit Committee in fiscal 2002 were of Messrs. Leonard, Neff and Gilman. The Audit Committee advises the Board from time to time with respect to internal controls, systems and procedures, accounting policies and other significant aspects of the financial management of the Company. The Audit Committee also reviews with the Company's independent public accounting firm its audit procedures and other significant aspects of the annual audit made by the independent public accounting firm. The Audit Committee met two times during fiscal 2002.

        The members of the Executive Committee are Messrs. Hatcher, Gilman, Mears and Urbanowski. The Executive Committee was established principally to provide consulting service and advice to the Company on potential acquisitions. These services have been provided by the non-employee members to the Company as requested under consulting agreements having a term of one year. During fiscal 2002 the Executive Committee held no meetings but individual members of the committee met with third parties and Company management to assist in the acquisition effort and to make introductions to industry executives.

        The Compensation Committee is composed of Messrs. Leonard, Neff, and Urbanowski. The Compensation Committee makes recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees and agents. During fiscal 2002, the Compensation Committee held one meeting.

Compensation of Directors

        Each director, including directors who were employees of the Company, received a fee in fiscal 2002 for attending regular meetings of the Board of Directors of $1,500. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings and for other expenses incurred in performing in their capacity as directors. During fiscal 2002 the Board of Directors of the Company held five regular meetings and one special meeting. In fiscal 2002 each of the five non-employee directors were granted fully vested options to purchase 10,000 shares of Common Stock (40,000 shares total) at an exercise price of $2.48 per share. Non-employee members of the Executive Committee are compensated $1,500 each day for their services and they are reimbursed for out-of-pocket expenses. In fiscal 2002 the Company paid $3,000 to Mr. Mears and $3,000 to Mr. Urbanowski for consulting services as members of the Executive Committee. In addition, the Company paid Mr. Gilman a monthly fee of $3,000 for five months in fiscal 2002 for his assistance respecting the Company's investor relations program.

Management

        Set forth below is a description of the backgrounds of certain significant employees of the Company and KMG in addition to Mr. Hatcher, whose background was described above.

        Thomas H. Mitchell, age 58, is KMG's Chief Operating Officer. He has served as KMG's Vice President since 1994. He has been employed by KMG since 1988 in various capacities, including general sales manager and general manager.

        John V. Sobchak, age 42, was employed in 2001 as the Chief Financial Officer of the Company. Before he joined the Company, Mr. Sobchak had been the CFO of Novistar, Inc., a joint venture between Torch Energy Advisors, Inc. and Oracle Corporation and prior to that he had been the Treasurer of Torch Energy Advisors, Inc. He was employed from 1988 to 1997 by Mesa, Inc, a publicly traded oil and gas company, most recently as its Treasurer.

        Roger C. Jackson, age 51, was elected Secretary of the Company in November 2001 and employed in August 2002 as Vice President and General Counsel of the Company. Prior to joining the company, Mr. Jackson had been a partner since 1995 in Woods & Jackson, L.L.P. and had been a partner in the Houston law firm Brown, Parker & Leahy L.L.P. beginning in 1985. He had joined that firm as an associate in 1978.

Executive Compensation

        The following table sets forth the cash and non-cash compensation paid to the Company's chief executive officer and three other highly compensated executive officers or employees, including an executive officer and another employee of a subsidiary, for the fiscal years ended July 31, 2002, 2001 and 2000. None of the Company's other officers received cash or non-cash compensation in excess of $100,000 for the fiscal year ended July 31, 2002.

Summary Compensation Table

		Annual Compensation ($) (1)
				Shares Underlying Options Granted
Name and Principal Position	Fiscal Year				All Other Compensation ($) (2)
		Salary	Bonus
David L. Hatcher	2002	284,000	120,000		13,545
President	2001	276,000	110,054		17,266
	2000	276,500	183,223		22,367
Bobby D. Godfrey (3)	2002	125,305	2,000		2,520
	2001	122,555			3,596
	2000	105,413	6,250		3,673
Thomas H. Mitchell	2002	136,809	14,000		4,050
Vice President (KMG only)	2001	125,532	39,957	100,000	5,441
	2000	125,000	63,993	5,000	5,370
John V. Sobchak	2002	131,742	13,000		1,300
Vice President and Chief	2001	15,417		50,000
Financial Officer

(1)
Salary includes directors' fees paid to each of Mr. Hatcher and Mr. Godfrey for serving as directors of the Company and KMG.

(2)
Includes payments made by the Company under its 401(k) Profit Sharing Plan and for David L. Hatcher the economic benefit of premiums paid by the Company under a split dollar life insurance agreement. In fiscal 2002, the economic benefit of the split dollar agreement for Mr. Hatcher was $9,585.

(3)
Mr. Godfrey resigned as a director and officer of the Company as of December 31, 2002 but continued as an employee. He had served as a director and officer of the Company or its subsidiaries since 1985.

Employee Option Grants in Fiscal Year 2002

        No options were granted to the Company's chief executive officer or its other named executive officers in fiscal 2002.

Aggregate Option Exercises in Fiscal Year 2002 and Fiscal Year-End Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options FY02 (#) exercisable/ unexercisable	Value of Unexercised In-the-Money Options: ($) exercisable/ unexercisable
David L. Hatcher	0	0	0/0	0/0
Bobby D. Godfrey	0	0	1,100/0	0/0
Thomas H. Mitchell	11,000	31,196	75,738/91,550	91,596/0
John V. Sobchak	0	0	7,500/42,500	0/0

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of September 30, 2002 with regard to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) the executive officers and directors of the Company individually and (iii) the officers and directors of the Company as a group. All addresses are in care of the Company, 10611 Harwin Drive, Suite 402, Houston, Texas 77036.

Name	Number of Shares Owned	Percent
David L. Hatcher	5,382,303	71.6
Thomas H. Mitchell (KMG executive officer) (1)	91,688	1.2
John V. Sobchak (1)	7,500	*
Roger C. Jackson	0	*
George W. Gilman (1) (2)	136,384	1.8
Fred C. Leonard III (1) (3)	1,070,950	14.2
Charles L. Mears (1)	10,000	*
Charles M. Neff, Jr. (1)	52,900	*
Richard L. Urbanowski	21,000	*
Directors and executive officers as a group (7 persons)	6,772,725	88

        * Less than 1%

(1)
The ownership shown in the table includes shares of Common Stock that may be acquired within 60 days on the exercise of outstanding stock options under the Company's 1996 Stock Option Plan as follows: Mr. Mitchell—80,688 shares, Mr. Sobchak—7,500 shares, Mr. Gilman—22,100 shares, Mr. Leonard—22,100 shares, Mr. Mears—10,000 shares, Mr. Neff—22,100 shares, Mr. Urbanowski—21,000 shares; and for the entire group, 185,488 shares.

(2)
Includes shares held by Commerce Securities, Inc., a company in which Mr. Gilman is an officer, director and, indirectly, a significant shareholder.

(3)
Includes shares held by Valves Incorporated of Texas, Inc., a company in which Mr. Leonard is an officer and a principal shareholder.

Employment, Termination of Employment and Change of Control Agreements

        The Company entered into employment agreements with Thomas H. Mitchell and John V. Sobchak in fiscal 2001. Mr. Mitchell's agreement has initial three-year term and Mr. Sobchak's agreement has an initial one-year term. Each agreement automatically extends for additional one-year periods at the end of the initial term or any renewal term unless the Company gives at least 60 days prior notice of nonrenewal. If the Company terminates the executive's employment (other than for cause or due to death or disability) or if the executive voluntarily terminates his employment for good reason, the Company must pay the executive a termination payment equal to a multiple of his then annual base salary. For Mr. Mitchell the multiple is three times his then annual base salary and for Mr. Sobchak it is two times. In addition, Mr. Mitchell also would be paid the benefit provided for under the Company's supplemental executive retirement plan. If the termination by the Company or the voluntary resignation for good reason was within one year of a Change of Control, options to acquire Common Stock held by each executive fully vest and the benefit payable to Mr. Mitchell under the supplemental executive retirement plan would be paid in a lump sum. If Mr. Mitchell dies while employed by the Company, his beneficiary will be paid a lump sum payment of $500,000. A "good reason" includes demotion, relocation or an uncured breach of the employment agreement by the Company and a "Change of Control" includes the acquisition by any individual or group of beneficial ownership of more than 50% of the then outstanding Common Stock or certain business combination transactions.

        Mr. Bobby G. Godfrey entered into an employment agreement with the Company in fiscal 1998 having a term of seven years and containing a covenant not to compete. If the agreement terminates because of the disability or death of the executive, he would be paid an amount equal to indebtedness then owing by him to the Company. As of the end of fiscal 2002, the amount of that indebtedness was $48,422. The agreement does not include provisions regarding Change of Control.

        In fiscal 2001 the Company adopted a supplemental executive retirement plan. Only persons specifically designated by the Company may be participants in the plan and Thomas H. Mitchell is currently the only participant. The estimated annual benefit payable under the plan to Mr. Mitchell at normal retirement is $75,000. The plan is unfunded and amounts payable to participants are general obligations of the Company. The plan provides that a participant will be paid a supplemental retirement benefit for 10 years equal to a percentage of the participant's three-year average base salary at normal retirement. Mr. Mitchell's benefit percentage was established under the plan to pay 56% of his three-year average base salary at normal retirement prior to reductions. The benefit payable to participants is reduced by the equivalent actuarial value of Company's other pension plan payments to the participant, if any, the Company's 401(k) plan and one-half of social security benefits. Normal retirement is the earlier of age 65 and completion of 10 years credited service or age 60 with 30 years credited service.

Report of the Audit Committee

        The Audit Committee consists of three directors who are independent under the standards of The Nasdaq Stock Market, Inc. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which has been previously filed. As described more fully in its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2002 the Committee met two times.

        The Audit Committee reviewed the audited financial statements of the Company for the fiscal year ended July 31, 2002, with the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's financial statements and the independent auditors have the responsibility for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements.

        In discharging its oversight responsibility with respect to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's responsibilities, budget and staffing.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its report on Form 10-K for the fiscal year ended July 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent accountants and auditors and the Board concurred in such recommendation.

                      Audit Committee:

                      Fred C. Leonard III
                      George W. Gilman
                      Charles M. Neff, Jr.

        This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Principal Accounting Firm Fees

        The aggregate fees billed by the Company's independent accountants and auditors, Deloitte & Touche LLP, for professional services rendered for the audit of the company's annual financial statements for fiscal 2002 and for the reviews of financial statements included in the Company's quarterly reports on Form 10Q for that fiscal year were $78,200. The Company did not pay any fees to its auditors during the fiscal 2002 for financial information systems design and implementation fees. The Company paid $87,200 to its auditors for all other fees, which included fees for tax preparation and consulting and other non-audit services. The Audit Committee has considered whether the provision of the services included in other fees is compatible with maintaining the independence of the Company's accountants and auditors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company knows of no failure in Section 16(a) beneficial ownership reporting compliance except that due to inadvertence Form 5 was filed late by Charles M. Neff, Jr. and Form 3 was filed late by Roger C. Jackson.

PROPOSAL TO RATIFY THE APPOINTMENT
OF INDEPENDENT AUDITORS

        The Board of Directors has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of the Company's accounts for fiscal 2003. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent auditors in maintaining the integrity of the Company's financial controls and reporting. If ratification of the appointment is not approved, the Board of Directors will reconsider the appointment.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Any shareholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders must file such proposal with the Company by June 30, 2003, for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

ADDITIONAL FINANCIAL INFORMATION

        A copy of the Company's annual report on Form 10-K, including any financial statements, schedules and exhibits thereto, may be obtained without charge by written request to John V. Sobchak, Chief Financial Officer, KMG Chemicals, Inc., 10611 Harwin, Suite 402, Houston, Texas 77036. The Company also makes available through its website its annual report on Form 10K, quarterly reports on Form10Q, current reports on Form 8K and all amendments to those reports as soon as reasonably practicable after they are filed. The Company's website is at kmgchemicals.com.

OTHER MATTERS

        The Board of Directors knows of no matters other than those stated above which are to be brought before the Annual Meeting. However, if any such other matters should be presented for consideration and voting, the persons named in the proxy to vote thereon will do so in accordance with their judgment.

By Order of the Board of Directors,

Roger C. Jackson
Secretary

KMG CHEMICALS, INC.
10611 HARWIN, SUITE 402, HOUSTON, TEXAS 77036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints David L. Hatcher as proxy with power of substitution to vote all shares of KMG Chemicals, Inc. (the "Company") which the undersigned is entitled to vote at an Annual Meeting of Shareholders on November 19, 2002, at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in his discretion, on other matters which come before such meeting.

1.
To elect six directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.
/ / FOR the nominees listed below	/ / WITHHOLD AUTHORITY to vote for all nominees listed below	/ / FOR ALL NOMINEES EXCEPT:

        Instructions: To withhold authority to vote for (an) any individual(s), choose the third box and write in the name of the nominee(s) on this line

      Nominees: David L. Hatcher, George W. Gilman, Fred C. Leonard III, Charles L. Mears, Charles M. Neff, Jr., Richard L. Urbanowski

2.
To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2003; and
FOR / /	AGAINST / /	ABSTAIN / /
3.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        This proxy will be voted in accordance with shareholder specifications. Unless directed to the contrary, this proxy will be voted FOR each proposal and in his discretion for any other matters coming before the meeting. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

Date:                                                  , 2002

Signature

(Please print your name)

(Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS STATED ABOVE.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING RIGHTS
VOTING REQUIREMENTS
ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR all nominees for director.
Summary Compensation Table
Employee Option Grants in Fiscal Year 2002
Aggregate Option Exercises in Fiscal Year 2002 and Fiscal Year-End Values
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
ADDITIONAL FINANCIAL INFORMATION
OTHER MATTERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS